UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Pioneer Natural Resources Company (“Pioneer”) with the Securities and Exchange Commission (the “SEC”) on April 2, 2021, Pioneer and its wholly owned subsidiary Pioneer Natural Resources USA, Inc. (the “Purchaser”) entered into a Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”) with Double Eagle III Midco 2, LLC (the “Seller”), an indirect wholly-owned subsidiary of DoublePoint Energy, LLC, pursuant to which the Seller agreed to sell all of the outstanding membership interests of Double Eagle III Midco 1 LLC (“Double Eagle”) to the Purchaser (the “Transaction”).

On May 4, 2021, the Transaction was consummated. The aggregate consideration paid to the Seller and the Sellers Designees (as defined in the Purchase Agreement) at the closing of the Transaction consisted of $1.0 billion in cash and 27,187,500 shares of Pioneer common stock (the “Share Consideration”). Prior to the closing of the Transaction, the Seller repaid all of Double Eagle’s outstanding indebtedness, other than the obligations under (a) Double Eagle’s existing senior unsecured notes, of which there is $650 million aggregate principle amount outstanding, (b) amounts outstanding under Double Eagle’s reserve based lending credit facility and (c) certain outstanding letters of credit. At the closing of the Transaction, the Purchaser also paid the Seller $20.0 million to cover certain transaction expenses and employee payments incurred by the Seller in connection with the Transaction. The purchase price was determined based on arm’s length negotiations. Prior to the closing of the Transaction, there were no material relationships between the Seller and the Seller Designees, on the one hand, and Pioneer or any of its affiliates, directors, officers or any associate of such directors or officers, on the other hand.

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2021, Pioneer, the Seller and certain other direct and indirect equityholders of the Seller entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Share Consideration pursuant to which, among other things and subject to certain restrictions, Pioneer is required to file with the SEC a registration statement on Form S-3 registering for resale of the Share Consideration and to conduct certain underwritten offerings thereof.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosure set forth under “Introductory Note” above is incorporated by reference in response to this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under “Introductory Note” above is incorporated by reference in response to this Item 3.02. The issuance of the Share Consideration was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement dated as of May 4, 2021, by and among Pioneer and each of the other parties listed on the signature pages attached thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	May 4, 2021